Exhibit 23.2

NOTICE REGARDING LACK OF CONSENT OF ARTHUR ANDERSEN

      On May 15, 2002, XO Communications, Inc., or the Company, dismissed Arthur Andersen LLP as its independent auditors and retained Ernst & Young LLP as its new auditors. Ernst & Young audited the financial statements of the Company as of and for the fiscal year ended December 31, 2002 and issued their report with respect thereto. However, after reasonable efforts, the Company has been unable to obtain from Arthur Andersen a reissued audit report with respect to the financial statements of the Company as of and for the fiscal years ended December 31, 2000 and December 31, 2001 (the fiscal 2000 and 2001 financial statements). In accordance with recently-adopted regulations of the Securities and Exchange Commission, the Company has filed with its Annual Report on Form 10-K a copy of the previously-issued audit report dated February 6, 2002 of Arthur Andersen with respect to the fiscal 2000 and 2001 financial statements. After reasonable efforts, the Company has been unable to obtain Arthur Andersen’s written consent to the incorporation of financial statements from their February 6, 2002 audit report into this registration statement on Form S-1. As a result, Arthur Andersen may not have any liability under Section 11(a) of the Securities Act(1) for any untrue statements of a material fact contained in the fiscal 2000 and 2001 financial statements or any omissions of a material fact required to be stated therein. Accordingly, persons acquiring securities under this registration statement may be unable to assert a claim against Arthur Andersen under Section 11(a) of the Securities Act.

     1Section 11(a) of the Securities Act provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.